Exhibit 99.2

SACO TECHNOLOGIES INC.

BALANCE SHEETS

MARCH 31, 2006 AND MARCH 31, 2005

(Unaudited; in thousands of Canadian dollars)

	March 31, 2006	Dec. 31, 2005	March 31, 2005
	$	$	$
ASSETS
Current assets
Cash and term deposit	554	737	—
Accounts receivable	6,734	4,726	1,896
Accounts receivable from a related joint-venture	—	—	906
Investment tax credits recoverable	486	486	159
Due from related parties	—	—	1,740
Inventories	5,191	2,131	1,091
Deferred royalties	—	—	281
Prepaid expenses and deposits	385	323	103

	13,350	8,403	6,176

Investment - software development (Note 3)	—	—	900
Property, plant and equipment (Note 4)	4,147	4,452	2,907
Intellectual property	2,108	2,172	188

	19,605	15,027	10,171

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities
Bank indebtedness (Note 5)	2,400	2,500	1,266
Accounts payable and accrued liabilities	3,648	2,017	2,617
Income taxes payable	437	814	333
Future income tax liability	—	—	48
Customer advances	2,378	—	—
Current portion of term loan (Note 6)	1,411	1,403	450

	10,274	6,734	4,714

Due to related parties	437	734	—
Term loan, rental equipment & units (Note 6)	4,477	2,450	1,575
Long-term debt, equipment financing (Note 6)	57	87	83
Class C preferred shares	830	830	230

	16,075	10,835	6,602

Shareholder’s equity
Share capital	1,500	1,500	1,500
Retained earnings	2,030	2,692	2,069

	3,530	4,192	3,569

	19,605	15,027	10,171

See accompanying notes to the financial statements

SACO TECHNOLOGIES INC.

STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND MARCH 31, 2005

(Unaudited; in thousands of Canadian dollars)

	Three Months Ended March 31
	2006	2005
	$	$
Revenues – Sales	1,249	2,484
Research and development revenue (Note 3)	—	256

	1,249	2,740

Cost of goods sold	717	1,315

Gross profit	532	1,425

Expenses
Selling, general and administrative (Note 3)	617	475
Royalties	—	124
Net research and development	273	233
Amortization of property, plant and equipment	352	82
Amortization of intellectual property	65	—
Interest and bank charges	213	53
Foreign exchange loss	(43)	7

Income before provision for income taxes	(945)	451

Provision for income taxes
Current	(283)	135
Future	—	—

	(283)	135

Net income for the period	(662)	316

Retained earnings, beginning of year	2,692	1,753
Refundable dividend tax on hand	—	—

Retained earnings, end of period	2,030	2,069

See accompanying notes to the financial statements

SACO TECHNOLOGIES INC.

STATEMENTS OF CASH FLOW

FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND MARCH 31, 2005

(Unaudited; in thousands of Canadian dollars)

	Three Months Ended March 31
	2006	2005
OPERATING ACTIVITIES
Net income for the period	(662)	316
Amortization of property, plant and equipment	350	71
Amortization of intellectual property	64	11

	(248)	398
Changes in non-cash working capital	(1,490)	(1,841)

	(1,738)	(1,443)

FINANCING ACTIVITIES
Due to related parties	(297)	—
Issuance of long-term debt	2,392	73
Repayment of long-term debt	(395)	(121)

	1,700	(48)

INVESTING ACTIVITIES
Acquisition of property, plant and equipment	(45)	(156)

	(45)	(156)

Net (decrease) in cash and cash equivalents	(83)	(1,647)
Cash and cash equivalents, beginning of period	(1,763)	381

Cash and cash equivalents, end of period	(1,846)	(1,266)

Cash and cash equivalents are comprised of:
Cash and term deposits	554	—
Bank indebtedness	(2,400)	(1,266)

	(1,846)	(1,266)

See accompanying notes to the financial statements

SACO TECHNOLOGIES INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND MARCH 31, 2005

(Unaudited; in thousands of Canadian dollars)

1.	DESCRIPTION OF BUSINESS

The Company was incorporated under the laws of Canada on December 5, 2001 and carried on no activities until December 31, 2001. The Company designs, manufactures and distributes large video screens and LED lighting systems.

2.	SIGNIFICANT ACCOUNTING POLICIES

These unaudited interim financial statements have been prepared by management in accordance with Canadian generally accepted accounting principles, the more significant of which are outlined below. These unaudited financial statements do not include all of the information and notes required by GAAP for annual financial statements and therefore should be read in conjunction with the audited financial statements and notes included in the audited financial statements for the year ended December 31, 2005.

REVENUE RECOGNITION

Sales are recognized when products are delivered or when services are provided, and collection is reasonably assured except for long-term contracts, many of which provide for periodic payments, for which revenue is recognized under the percentage-of-completion basis. Provisions for estimated losses on uncompleted contracts are made in the period in which the probable amounts of such losses are determined.

INVENTORIES

Inventories are valued at the lower of cost and replacement cost. Cost is determined on a first-in, first-out basis. The Company generally manufactures to order and does not hold finished goods.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are recorded at acquisition cost and are amortized over their estimated useful lives. When circumstances or events indicate a potential decline in the net recoverable value of these assets, the carrying value is written-down to the recoverable amount. The methods and rates used to amortize the property, plant and equipment are as follows:

Manufacturing equipment	Straight-line	4 years

Furniture and fixtures	Straight-line	5 years

Computer equipment	Straight-line	3 years

Leasehold improvements	Straight-line	Term of lease – 10 years

Rental equipment	Straight-line	4 years

INTELLECTUAL PROPERTY

Intellectual property related to the screens is recorded at cost and amortized on a straight-line basis over 5 years, its expected useful life. The lighting intellectual property is amortized on a straight-line bases over 10 years.

SACO TECHNOLOGIES INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND MARCH 31, 2005

(Unaudited;	in thousands of Canadian dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (continued)

IMPAIRMENT OF LONG-LIVED ASSETS

On a periodic basis, management reviews the carrying value of property, plant and equipment and intellectual property and considers whether there have been events or changes in circumstances that indicate that the carrying value may not be recoverable. The review is based on the assessment of technological changes, the Company’s intended use and the projected estimated net undiscounted cash flows expected to be generated from the underlying assets together with its residual value (net recoverable value). If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds its fair value generally determined on a discounted expected cash flow basis. Any impairment results in a write-down of the assets and a charge to income during the year.

MEASUREMENT UNCERTAINTY

The preparation of financial statements in accordance with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements.

Significant areas requiring the use of estimates relate to the assessment of the recoverable value of accounts receivable and inventories and the useful life of property, plant and equipment and intellectual property for purposes of the calculation of amortization. Actual results could differ from those estimates by a material amount.

CURRENCY TRANSLATION

Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at the exchange rate in effect at the date of the balance sheet. Other balance sheet items are translated at historical exchange rates. Revenue and expense items are translated monthly at the average exchange rate of the period. Exchange gains or losses arising from currency translations are included in the income for the period.

SACO TECHNOLOGIES INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND MARCH 31, 2005

(Unaudited; in thousands of Canadian dollars)

3.	RELATED PARTY TRANSACTIONS

	Three Months Ended March 31
	2006 $	2005 $
Due (to) from related companies	(434)	1,740

The amounts due to and from related parties are non-interest bearing and have no fixed repayment terms.

RELATED PARTY TRANSACTIONS

Related party transactions during the period included the following:

	Three Months Ended March 31
	2006 $	2005 $
Rental expense	150	150
Research and development services (income)	—	(256)

INVESTMENT IN JOINT VENTURE

In 2003, Saco Technologies Inc. advanced $ 660 to a sister Company Saco Holding U.S.A. which invested the funds in a joint venture with ANC Sports Enterprises LLC. This advance was repaid in 2004. This joint venture was a sale and marketing organization for sales of certain products into the USA. This joint venture’s sales operations were terminated on August 31, 2004 and replaced by an exclusive purchase agreement whereby ANC Sports will deal directly with the Company. The Company has however, made an investment of $ 900 in the joint venture through Saco Holdings USA. which represents their share of the intellectual property developed jointly by ANC Sports and the Company. In 2005 the investment was written-down to reflect the lower of cost and net realizable value.

4.	PROPERTY, PLANT AND EQUIPMENT

	Cost $	Accumulated amortization	Net book value
March 31, 2006
Manufacturing equipment	646	(575)	71
Furniture and equipment	190	(134)	56
Computer equipment	180	(161)	19
Leasehold improvements	371	(90)	281
Rental equipment	4,688	(968)	3,720

	6,075	(1,928)	4,147

SACO TECHNOLOGIES INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND MARCH 31, 2005

(Unaudited;	in thousands of Canadian dollars)

4.	PROPERTY, PLANT AND EQUIPMENT (continued)

	Cost $	Accumulated amortization	Net book value
March 31, 2005
Manufacturing equipment	642	(414)	228
Furniture and equipment	173	(98)	75
Computer equipment	157	(157)	—
Leasehold improvements	335	(54)	281
Rental equipment	2,323	—	2,323

	3,630	(723)	2,907

5.	BANK INDEBTEDNESS

On August 27, 2004, the Company obtained an operating line of credit, authorized for an amount up to $ 2,500 bearing interest at the bank’s prime rate plus 1.50%. The bank has first ranking moveable hypothec over all tangible and intangible assets of the Company and a Company under common control. As of March 31, 2006 and March 31, 2005, an amount of $2,400 and $1,266, respectively, has been drawn down on the line of credit.

6.	LONG-TERM DEBT

	2006 $	2005 $
Term loan bearing interest at prime rate plus 2.75% payable in 60 equal monthly installments with the final payment due on September 26, 2009	1,573	2,025
Term loan bearing interest at prime plus 2.25% payable in 60 equal monthly installments with the final payment due November 2010	4,290	—
Equipment loan bearing interest at fixed rate of 6.50% payable in 60 equal consecutive monthly installments with the final payment due on May 31, 2009	82	83

	5,945	2,108

Less current portion	1,411	450

	4,534	1,658

The term loan requires the Company to meet certain financial covenants, all of which were met at March 31, 2006 and March 31, 2005.

SACO TECHNOLOGIES INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND MARCH 31, 2005

(Unaudited; in thousands of Canadian dollars)

7.	DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES ACCEPTED IN CANADA AND IN THE UNITED STATES

a)	FOREIGN CURRENCY TRANSLATION

Under Canadian GAAP, monetary assets and liabilities denominated in U.S. dollars are translated at the exchange in effect at the date of the balance sheet. Under U.S. GAAP, long-term debt, one of the monetary liabilities, is translated at the historical exchange rate in effect when the debt was originally issued.

Management has evaluated other foreign currency translation differences between Canadian and U.S. GAAP and believes the effects of these differences are immaterial.

	Three Months Ended March 31
	2006 $	2005 $
Net income for the period under Canadian GAAP	(662)	316
Translation adjustment required to adjust the long-term debt using a historical exchange rate	12	—

Net income for the period under U.S. GAAP	(650)	316

b)	CASH FLOW STATEMENTS

Under Canadian GAAP, the change in the current portion of long-term debt is shown as cash flow under operating activities whereas under U.S. GAAP, the current portion of long-term debt is shown as cash flow under financing activities. Also, under Canadian GAAP, cash and cash equivalents are comprised of cash and bank indebtedness whereas under U.S. GAAP, bank indebtedness is shown as cash flow under financing activities.

STATEMENTS OF CASH FLOW PRESENTED UNDER U.S. GAAP

	Three Months Ended March 31
	2006 $	2005 $
Cash flows (used in) operating activities	(1,746)	(1,443)
Cash flows (used in) investing activities	(45)	(156)
Cash flows from financing activities	1,608	668

Net (decrease) in cash and cash equivalents	(183)	(931)
Cash and cash equivalents – beginning of period	737	931

Cash and cash equivalents – end of period	554	0